                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material under Rule 14a-12

                             CNA Surety Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 [COMPANY NAME]
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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

                             CNA SURETY CORPORATION
                                   CNA PLAZA
                                 333 S. WABASH
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-5000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                ON MAY 11, 2004

To: The Shareholders of CNA Surety Corporation

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CNA Surety Corporation (the "Company") will be held at the Company's business offices located at CNA Plaza, 13-South, 333 S. Wabash, Chicago, IL 60685, on Tuesday, May 11, 2004, at 9:00 a.m. CDT, for the following purposes:

     1. To elect seven directors to serve one-year terms, commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified;

     2. To ratify the Audit Committee's appointment of the Company's independent auditors, Deloitte & Touche LLP, for fiscal year 2004; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 1, 2004, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to fill in, date, sign and return the enclosed proxy at your earliest convenience in the enclosed return envelope.

                                          By Order of the Board of Directors

                                          ENID TANENHAUS
                                          Secretary

March 15, 2004
Chicago, Illinois

                                   IMPORTANT:

     PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                             CNA SURETY CORPORATION
                                   CNA PLAZA
                                 333 S. WABASH
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-5000

                                PROXY STATEMENT

                                  INTRODUCTION

     This Proxy Statement is being mailed or otherwise furnished to shareholders of CNA Surety Corporation, a Delaware Corporation (the "Company"), on or about March 15, 2004, in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Shareholders ("the Annual Meeting") of the Company to be held at the Company's business offices located at CNA Plaza, 13-South, 333 S. Wabash, Chicago, Illinois 60685, at 9:00 A.M. CDT, on Tuesday, May 11, 2004, and at any adjournment thereof. Shareholders who, after reading this Proxy Statement, have any questions should contact Enid Tanenhaus, Secretary of the Company, in Chicago at (312) 822-3895.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon:

     (i) To elect seven directors to serve one-year terms, commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified;

     (ii) The ratification of the Board's appointment of the Company's independent auditors, Deloitte & Touche LLP, for fiscal year 2004; and

     (iii) The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The date of this Proxy Statement is March 15, 2004.

                               PROXY SOLICITATION

     The enclosed proxy is solicited by the Board. The cost of this proxy solicitation is anticipated to be nominal and will be borne by the Company, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the Company's Common Stock. The solicitation generally will be effected by mail and such cost will include the cost of preparing and mailing the proxy materials. In addition to the use of the mails, proxies also may be solicited by personal interview, telephone, telegraph, telecopy, or other similar means. Although solicitation will be made primarily through the use of the mail, officers, directors, or employees of the Company may solicit proxies personally or by the above described means without additional remuneration for such activity. The Company will arrange for brokerage houses, nominees and other custodians holding common stock of the Company of record to forward proxy-soliciting material to the beneficial owners of such shares, and will reimburse such record owners for the reasonable out-of-pocket expenses incurred by them.

                              2003 ANNUAL REPORTS

     Shareholders are concurrently being furnished with a copy of the Company's 2003 Annual Report to Shareholders, which contains its audited financial statements for the year ended December 31, 2003. Additional copies of the Company's Annual Report and Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (the "SEC"), may be obtained through links on the Company's web site, cnasurety.com or by contacting Ruth Jantz, representative of the Company, at CNA Plaza, Chicago, Illinois 60685,
(312) 822-5326, and such copies will be furnished promptly at no expense.

                         VOTING SECURITIES AND PROXIES

     Only shareholders of record at the close of business on March 1, 2004 (the "Record Date"), have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, 42,991,871 shares of the Company's Common Stock, $.01 par value, per share, were issued and outstanding. Each share outstanding on the Record Date for the Annual Meeting entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. The shareholders of a majority of the Company's issued and outstanding Common Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. If, however, a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as a quorum is present or represented. At such time as a quorum is present or represented by proxy, the Annual Meeting will reconvene without notice to shareholders, other than an announcement at the prior adjournment of the Annual Meeting, unless the adjournment is for more than thirty (30) days or a new record date has been set.

     If a proxy in the form enclosed is duly executed and returned, the shares of the Company's Common Stock represented thereby will be voted in accordance with the specifications made thereon by the shareholder. If no such specifications are made, such proxy will be voted (i) for election of the Management Nominees (as hereinafter defined) for directors; (ii) for ratification of Deloitte & Touche LLP as the Company's Independent Auditors for fiscal year 2004; and (iii) at the discretion of Proxy Agents (as hereinafter defined) with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, as to the materials specifically proposed herein, broker non-votes are not counted for purposes of determining whether a proposal has been approved. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. A proxy is revocable at any time prior to its exercise by either a subsequently dated, properly executed proxy appointment which is received by the Company prior to the time votes are counted at the Annual Meeting, or by a shareholder giving notice of revocation to the Company in writing prior to the Annual Meeting or during the Annual Meeting prior to the time votes are counted. The mere presence at the Annual Meeting of a shareholder who appointed a proxy does not itself revoke the appointment.

                       ELECTION OF DIRECTORS (PROPOSAL I)

                       VOTING AND THE MANAGEMENT NOMINEES

     At the Annual Meeting seven directors will be elected to serve one-year terms commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified. In accordance with the Company's by-laws, the Board has the authority to decrease the size of the Board. Mark Vonnahme resigned from the Board effective August 31, 2003.

                                Philip H. Britt
                                 James R. Lewis
                                   Ken Miller
                                 Tom Pontarelli
                                 Roy E. Posner
                               Adrian M. Tocklin
                                   John Welch

     Mr. Britt, Mr. Lewis, Mr. Miller, Mr. Pontarelli, Mr. Posner, Ms. Tocklin and Mr. Welch are currently serving as directors of the Company. For information regarding the Management Nominees, see "Directors and Executive Officers of the Registrant."

     At the Annual Meeting, if a quorum is present, the vote of holders of a majority of the Company's Common Stock having the power to vote present in person or represented by proxy shall elect the directors. It is the present intention of John Corcoran and Enid Tanenhaus, who will serve as the Company's proxy agents at the Annual Meeting (the "Proxy Agents"), to vote the proxies which have been duly executed, dated and delivered and which have not been revoked in accordance with the instructions set forth thereon or if no instruction had been given or indicated, for the election of the Management Nominees as directors. The Board does not believe that any of the Management Nominees will be unwilling or unable to serve as a director. However, if prior to the election of directors any of the Management Nominees becomes unavailable or unable to serve, the Board reserves the right to name a substitute nominee or nominees and the Proxy Agents expect to vote the proxies for the election of such substituted nominee or nominees.

     THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE MANAGEMENT NOMINEES. IF A CHOICE IS SPECIFIED ON THE PROXY BY A SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE MANAGEMENT NOMINEES.

             DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT(1)

     The following sets forth the name, age, position and offices with the Company, present principal occupation or employment and material occupations and employment for the past five years of each person who is presently a director, a nominee for director, or an executive officer of the Company.

     PHILIP H. BRITT, age 57; Director of the Company since March 3, 1998. Retired. Senior Vice President, Insurance Industry Division of Bank One, NA (formerly First Chicago NBD) from April 1988 through February 2002; various other positions with First Chicago NBD and its predecessor from 1982 through April 1988, Member of the Association of Insurance and Financial Analysts.

     JOHN CORCORAN, age 40; Senior Vice President and Chief Financial Officer of the Company since January 1, 2004; Group Vice President & Senior Financial Officer and Chief Information Officer CNA insurance companies Specialty Lines from January, 2002; from October, 1998 to July, 2002 Group Vice President and Senior Financial Officer, Specialty Lines CNA insurance companies.

     MICHAEL A. DOUGHERTY, age 45; Senior Vice President Field Management and Marketing since September 2001, Senior Vice President and Chief Marketing Officer of the Company since November 1997. Senior Vice President Aon Risk Services of Illinois from April 1992 until November 1997. Midwest Regional Bond Manager, AIG from August 1988 to April 1992. Various management positions within the bond division of the St. Paul Companies from June 1980 to August 1988.

     DOUGLAS W. HINKLE, age 51; Chief Underwriting Officer of the Company since March 2004. Western Division Director, St. Paul Surety from January, 2003 until March, 2004; AVP Western Territory Practice Leader, from December 2001 until 2004, St. Paul American, from 2000 until 2001; VP Western Territorial Executive, Fireman's Fund; from 1999 until December 2001; AVP Surety Reinsurance Executive, Fireman's Fund; from 1996 until 1999; Surety Manager & Acting Officer Manager, Fireman's Fund, from 1986 until 1996 Surety Manager, Fireman's Fund.

     JAMES R. LEWIS, age 55; Director and Chairman of the Board of the Company since May 2003; President and Chief Executive Officer, Property and Casualty Operations of the CNA insurance companies since August 2002; Executive Officer of CNA Financial Corporation ("CNAF") since 2002; from August 2001 to August 2002, Executive Vice President, U.S. Insurance Operations, Property and Casualty Operations of the CNA insurance companies; from November 1992 to August 2001, Senior Vice President of USF&G Corporation.

     KEN MILLER, age 61; Director of the Company since August 2003; President and Chief Executive officer of Ken Miller Capital, LLC since August 2002. Independent financial advisor from January 2002 to

---------------
(1) David F. Paul retired from the Company effective December 31, 2003. John S. Heneghan resigned from the Company effective December 31, 2003. Mark Vonnahme retired from the Company effective August 31, 2003.

August 2002. Prior to that Vice Chairman of Credit Suisse First Boston Corporation from 1994 to July 2001 and thereafter as Senior Advisor to Credit Suisse through December 2001.

     ROY E. POSNER, age 70; Retired. Director of the Company since September 30, 1997. Chief Financial Officer and Senior Vice President of Loews Corporation, the parent corporation of CNAF, from 1973 until February 1997.

     THOMAS PONTARELLI, age 55; Director of the Company since May 2003; Executive Vice President, Human Resources and Corporate Services of the CNA insurance companies since March 2000; from January 1998 to March 2000, Group Vice President, Human Resources Infrastructure; Chairman, President and CEO, Washington National Insurance Company from 1996 to 1998; Executive Vice President, Law and Administration of Washington National from 1989 to 1996.

     ADRIAN M. TOCKLIN, age 52; Director since September 30, 1997 and Chairman of the Board from September 30, 1997, until March 3, 1998. President and Chief Executive Officer of Tocklin & Associates from January 1999 to present. President, CNA Diversified Operations unit of the CNA insurance companies from May 1995 until April 1998. President and Chief Operating Officer of Continental Insurance Company and its property and casualty affiliates ("CIC") and all of its insurance subsidiaries from June 1994 until May 1995; Executive Vice President of Continental Insurance Company from September 1992 until June 1994; various other positions with CIC since December 1974.

     THOMAS A. POTTLE, age 44; Senior Vice President of the Company since March 1999; Vice President of the Company from September 30, 1997 until March 1999; Secretary of the Company from September 30, 1997 to May 1998; and Assistant Secretary since May 1998; Assistant Vice President and Surety Controller of CNA insurance companies from 1996 until September 30, 1997; Surety Controller of CNA insurance companies from September 1994 until 1996; and various positions with CCC from 1986 until September 1994.

     ENID TANENHAUS, age 46; Senior Vice President, General Counsel and Secretary of the Company since January 2, 2001; Senior Vice President, Secretary and General Counsel, Coregis Group, Inc. until December 2000; Vice President, Secretary and General Counsel CNA UniSource of America from December 1997 until June 1999; and various legal positions with CNA insurance companies from 1988 until December 1997.

     JOHN WELCH, age 49; Director of the Company since August 2003; President & Chief Executive Officer of the Company since August 2003; Chief Underwriting Officer, St. Paul Surety from May, 2002 until June 2003; from August 2000 until May 2002, President Afianzadora Insurgentes SA CV Mexico City; from March, 1997 until August 2000, Chief Operating Officer, Afianzadora Insurgentes SA CV, Mexico City; from August, 1989 to March, 1997, Vice President Underwriting, USF&G Corporation; from August 1979 until November 1989 held various surety management positions, Continental Insurance.

BOARD AND COMMITTEE MEETINGS

     In excess of 50% of the Company's shares are held by CNAF and its subsidiaries. Pursuant to the listing standards of the New York Stock Exchange ("Exchange") the Company is a "Controlled Company" and consequently is exempt from the Exchange's requirements relating to maintenance of a majority of independent directors and independent nominating/corporate governance and compensation committees. The Board of Directors will consider shareholder director nominees under the same criteria utilized by the Board of Directors to evaluate nominees proposed by management or members of the Board of Directors. These criteria include a potential nominee's character, judgment, business experience and areas of expertise, among other relevant considerations, such as the requirements of stock exchange rules and applicable laws and regulations.

     Currently, however, the Board of Directors annually reviews its independence and at its February 17, 2003 meeting determined that a majority of the Board as currently constituted and the current nominees listed above qualify as independent directors pursuant to the applicable rules of the Exchange and the Securities and Exchange Commission ("SEC"). The independent directors are Philip Britt, Ken Miller, Roy Posner and Adrian Tocklin. In determining independence, the Board affirmatively determined whether or not each director or nominee has any material relationship with the Company. In assessing materiality, the Board considered all relevant facts and circumstances, not merely from the standpoint of the director or nominee, but from that of any person or organization with which the director or nominee, but from that of any person or organization with which the director or nominee has an affiliation. The Board considers the frequency and regularity of any services provided by or to, or other transactions between, the Company and the director or nominee or affiliated organization, whether they are being carried out at arm's length in the ordinary course of business and whether they are being provided or conducted substantially on the same terms as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial banking, industrial, legal, accounting, charitable and familial relationships. Independence means (i) not being a present or former employee of the Company; (ii) not personally receiving or having an immediate family member who receives more than $100,000 per year in direct compensation from the Company other than director and committee fees and pension or other forms of deferred compensation; (iii) not being an employee, or having an immediate family member employed as an executive officer of another company where any current executive officer of the Company serves on that company's compensation committee; (iv) not being employed by or affiliated with or having an immediate family member employed by or affiliated with a present or former internal or external auditor of the Company within the three previous years; or
(v) not being a director who is an executive officer or employee, or whose immediate family member is an executive officer of a company that makes payments to, or receives payments from the Company for property or services in an amount which does not exceed the greater of $1 million or 2% of the other company's consolidated gross revenues.

     The Board has adopted Corporate Governance Guidelines and a Code of Business Ethics both of which are attached as Appendices 1 and 2 to this proxy statement, are available on the Company's website at cnasurety.com, and will be provided to any shareholder upon request by contacting Ruth Jantz, representative of the Company, at CNA Plaza, Chicago, Illinois, (312) 822-5326. Such copies will be furnished promptly at no charge. The Corporate Governance Guidelines provide that shareholders and other interested parties may communicate with the non-management members of the Board by sending such communications in care of the Company's General Counsel, CNA Plaza -- 13S, Chicago, Illinois 60685. It is the Company's policy to forward all such communications to the Board.

     The Board intends to meet without management in Executive Session at its regularly scheduled meetings. The members have decided that a presiding director is not necessary and that the independent directors will rotate the task of presiding over executive sessions.

     The Board has an Executive Committee, an Audit Committee, a Compensation Committee and Investment Committee. The Audit Committee and the Compensation Committee consist solely of independent directors. The Company does not have a nominating/corporate governance committee. The Board relies on the Exchange exemption for controlled companies in not having a nominating/corporate governance committee, but the Board's current policy is that all directors participate in the consideration of director nominees.

     The Executive Committee currently consists of Messrs. Lewis, Posner and Welch. The Executive Committee did not meet during 2003. The Executive Committee possesses and may exercise the full and complete authority of the Board in the management and business affairs of the Company during the intervals between the meetings of the Board. Any action by the Executive Committee is reported to the Board at its next meeting and such action is subject to revision and alteration by the Board, provided that no rights of third persons can be prejudicially affected by the subsequent action of the Board. Vacancies on the Executive Committee are filled by the Board. However, during the temporary absence of a member of the Executive Committee, due to illness or inability to attend a meeting or for other cause, the remaining member(s) of the Executive Committee may appoint a member of the Board to act in the place and with all the authority of such absent member. The current members of the Executive Committee will continue in office until the Committee is dissolved, terminated or reorganized, or if such members are replaced.

     The Company's Audit Committee currently consists of Messrs. Tocklin, Britt, Miller, and Posner (Chair). During 2003, the Audit Committee held ten meetings. The Board determined at its February 17, 2004 meeting that all Audit Committee members are financially literate. In addition, the Board determined that pursuant to the standards set forth in statutes and regulations, Roy Posner, qualifies as an audit committee financial expert and is "independent" as that term is used in Exchange Act
Section 10A(m)(3). The Board adopted an Audit Committee Charter in March 2000 and amended and restated the Audit Committee Charter on February 11, 2003, which governs the Audit Committee. As described in the Audit Committee Charter, the Audit Committee is authorized and (a) has the power to review the financial reports and other financial information provided by the Corporation to governmental entities and the public, including the certifications made by the principal executive officer and principal financial officer with respect to the Company's reports filed with the Securities and Exchange Commission; the Corporation's systems of internal controls regarding finance, accounting, internal audit, legal compliance and ethics that the Corporation's management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally including the review of critical accounting policies and financial statement presentation, (b) has the sole authority to retain, compensate and evaluate the Company's independent public auditors, and the scope of and fees for their audits, and (c) any and all related party agreements and arrangements between the Corporation and its affiliates and any disputes that may arise hereunder. However, the Company's management is responsible for its financial statements and reporting process, including its system of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States. A copy of the Audit Committee Charter as amended and restated is attached as appendix 3 to this proxy statement, is available on the Company website at cnasurety.com and will be provided to any shareholder upon request by contacting Ruth Jantz, representative of the Company, at CNA Plaza, Chicago, Illinois, (312) 822-5326. Copies will be furnished promptly at no charge. The Company Compensation Committee currently consists of Messrs. Britt, Miller, and Ms. Tocklin (Chair). During 2003, the Compensation Committee held six meetings. The Compensation Committee generally sets compensation policy, and reviews and administers all compensation matters for the five most highly compensated executive officers of the Company as well administering the Company's stock option plan.

     The Company also has an Investment Committee, which currently consists of Ms. Tocklin and Messrs. Posner and Britt (Chair), during 2003, the Investment Committee held four meetings. The Investment Committee establishes investment policies and oversees the management of the Company's investment portfolio.

     During 2003, nine meetings of the Board of Directors were held.

     In fiscal year 2003, each of the directors attended in excess of 75% of the aggregate of the total meetings of the Board and the total number of meetings of committees on which he or she served. The Company encourages directors to attend its annual meeting. In 2003 board members, Philip Britt, Roy Posner, Adrian Tocklin and Mark Vonnahme attended the Company's annual meeting as did Ken Miller, who subsequent to the annual meeting became a member of the Board in August 2003.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding Common Stock ("Reporting Persons"), file reports of ownership and changes in ownership of such securities with the SEC. Reporting Persons are required to deliver copies of all Section 16(a) forms to the Company simultaneously with filing with the SEC. Based solely upon review of the copies of the forms furnished to the Company, and written representations from certain Reporting Persons that no other reports were required. The Company believes that for 2003 all reports required by Section 16(a) of the Exchange Act have been timely filed.

                             EXECUTIVE COMPENSATION

     The following tables show information with respect to the annual compensation (including option grants) for services rendered to the Company (or its predecessors) for the year ended December 31, 2003 by the chief executive officer and those persons who were, at December 31, 2003, the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                   OTHER ANNUAL                  ALL OTHER
                                             SALARY      BONUS     COMPENSATION    OPTIONS    COMPENSATION(1)
NAME AND PRINCIPAL POSITION          YEAR      ($)        ($)          ($)           (#)            ($)
---------------------------          ----    -------    -------    ------------    -------    ---------------
Mark C. Vonnahme.................    2003    437,308    241,250      201,193           --         38,239
  President and Chief Executive      2002    400,000    201,825           --       39,800         60,616
     Officer of the Company          2001    400,000    375,000           --       52,868         75,458
Michael A. Dougherty.............    2003    207,000    160,540           --        7,700         26,142
  Senior Vice President              2002    195,000     66,300           --        7,800         27,382
     of the Company                  2001    195,000     75,000           --       11,384         34,116
John S. Heneghan(2)..............    2003    215,000     61,940           --           --         13,083
  Senior Vice President and          2002    200,000     60,000           --        6,000         26,523
     Chief Financial Officer         2001    200,000     65,000       53,110        9,400         30,751
     of the Company
Enid Tanenhaus...................    2003    210,000    156,000        2,200        5,900         29,158
  Vice President of                  2002    200,000     60,000           --        6,000         22,770
     the Company                     2001    195,384    107,200           --       12,000         15,632
John F. Welch....................    2003    192,308    176,111        8,113       50,000          3,039
  President and Chief Executive
     Officer of the Company

---------------

(1) Mr. Vonnahme retired from the Company effective August 31, 2003.

(2) Mr. Heneghan retired from the Company effective December 31, 2003.

     (1) All Other Compensation is comprised as follows:

                                                                                     DEFERRED
                                                      401(K)        DEFERRED       COMPENSATION
                                    401(K) PLAN    PLAN PROFIT    COMPENSATION        PROFIT       FINANCIAL
                                     MATCHING        SHARING        MATCHING         SHARING       PLANNING      LIFE
                                   CONTRIBUTIONS   CONTRIBUTION   CONTRIBUTIONS   CONTRIBUTIONS    SERVICES    INSURANCE
                                   -------------   ------------   -------------   --------------   ---------   ---------

Mark C. Vonnahme..........  2003      $9,000          $3,000         $19,597         $ 6,000        $   --       $642
                            2002       9,000           5,100          18,150          18,589            --        965
                            2001       7,650           7,650          35,342          23,850            --        966

Michael A. Dougherty......  2003       9,000           3,000          12,939             920            --        283
                            2002       9,000           5,100           6,808           3,000            --        174
                            2001       7,650           7,650           9,917           4,725            --        174

John S. Heneghan..........  2003       9,000           3,000              --             900            --        183
                            2002       9,000           5,100           8,606           2,850            --        180
                            2001       7,650           7,650          11,464           3,825            --        162

Enid Tanenhaus............  2003       9,000           3,000          13,770             900         2,200        288
                            2002       9,000           1,615           9,225              --         2,750        180
                            2001       5,694              --           7,258              --         2,500        180

John F. Welch.............  2003       2,769              --              --              --            --        270
                            2002          --              --              --              --            --         --
                            2001          --              --              --              --            --         --


                               OTHER
                             EXECUTIVE
                            PERQUISITES
                            -----------
Mark C. Vonnahme..........        --
                               8,812
                                  --
Michael A. Dougherty......        --
                               3,300
                               4,000
John S. Heneghan..........        --
                                 787
                                  --
Enid Tanenhaus............        --
                                  --
                                  --
John F. Welch.............        --
                                  --
                                  --

(2) Other Annual Compensation for Mr. Heneghan for 2002 includes $53,110 for compensation received on the exercise of stock options.

                           COMPENSATION OF DIRECTORS

     Directors, except for employees of the Company or its affiliates, for 2003 were compensated at the annual rate of $30,000, paid in quarterly installments, and except for Audit Committee meetings, received $1,500 for each meeting of the Board and committee meeting which they attended. Beginning in May 2003, Audit Committee members began receiving $2,500 for each meeting attended. In addition, Mr. Posner and Ms. Tocklin were paid an additional retainer of $7,500 on March 4, 2003 for their services as 2003 chairpersons of the Audit and Compensation Committees. Ms. Tocklin's retainer was for 2003, due to the Compensation Committee's task of retaining a new Company Chief Executive Officer. Mr. Posner was paid $7,500 on February 11, 2004 for his 2004 service as Audit Committee chairperson. In view of the workload of the Audit Committee chairperson, the Company intends to continue this additional stipend to its Audit Committee chair. The Company's Board of Directors and the Company's shareholders have previously approved the CNA Surety Corporation Non-Employee Directors Deferred Compensation Plan (the "Directors Stock Plan"). The Directors Stock Plan provides non-employee directors an opportunity to defer receipt of the annual retainer fees and have them deemed invested in stock units, thereby enhancing the long-term mutuality of interest between directors and shareholders.

                              EMPLOYMENT CONTRACTS

     The Company entered into employment agreements with Mr. Mark C. Vonnahme and with certain other executive officers. The agreement with Mr. Vonnahme was to run from January 1, 2002 through December 31, 2003, with automatic one-year renewals unless the Company or Mr. Vonnahme provided the other party with thirty
(30) day written notice of intent not to renew. Mr. Vonnahme's contract was on substantially the same terms as his prior contract for the period January 1, 2000 through December 31, 2001. The Company had previously entered into an employment agreement with Mr. Vonnahme on October 3, 1997, which ran through December 31, 1999. The most recent agreement provided for a minimum annual base salary of $400,000. Mr. Vonnahme was also entitled to an annual incentive bonus (up to 150% of his base salary) contingent on achievement of performance criteria approved by the Compensation Committee, and participation in long-term incentive compensation programs for key executives adopted by the Compensation Committee of the Board equivalent to 100% of his base salary. In addition, Mr. Vonnahme was eligible to participate in the Company's stock option plan and to participate in Company benefit programs. The agreement provided for a severance benefit if his employment was terminated without cause by the Company, by Mr. Vonnahme for good reason, for non-renewal of the agreement at the end of the initial two year term, or within one year after of a change in control of the Company contingent upon Mr. Vonnahme's continuing compliance with the non-competition, non-solicitation and confidentiality provisions of the agreement. Mr. Vonnahme informed the Board of his intention to retire from the Company on or before December 31, 2003. The Board and Mr. Vonnahme agreed that based on the terms of the contract, he would be paid the severance benefit if he continued his duties as CEO until the Board retained a successor and for a transition period after the successor was retained. The Board chose John F. Welch as the Company's new CEO. Mr. Welch began his employment as a senior officer of the Company on June 30, 2003 and became CEO after the August 31, 2003 effective date of Mr. Vonnahme's retirement. Consequently, Mr. Vonnahme is entitled to the severance benefit set forth in the employment contract. The severance benefit consists of payment of two years of Mr. Vonnahme's annual base salary ($400,000), continuation in all of the Company's health benefit plans for up to two years, receipt of amounts in which he is vested or otherwise entitled to receive pursuant to any plan maintained by the Company, plus payment of certain bonuses and long term compensation awards held by him at the date of termination. As part of the agreement, Mr. Vonnahme agreed to certain confidentiality, non-competition, and non-solicitation provisions.

     The Company also entered into two-year employment agreements with Messrs. Heneghan, and Paul as executive officers, commencing January 1, 2001, and ending December 31, 2003. The agreements were to renew automatically for one additional one-year term unless the Company or the Executive provides the other thirty days written notice that the agreements would not be renewed. Both Mr. Heneghan and Mr. Paul provided the Company notice of their intents not to renew their contract prior to December 1, 2003. The employment agreements provided for an annual base salary of $200,000 for Mr. Heneghan, and $195,000 for

Mr. Paul which amounts were subject to either the Compensation Committee's or the Board of Directors' annual review, and provided for additional compensation in the form of an annual incentive bonus contingent on achievement of performance criteria approved by the Compensation Committee, a long-term incentive compensation program which includes participation in the Company's stock option plan, and participation in Company benefit programs. The agreements also provided for a severance benefit if the officer's employment was terminated without cause by the Company, with cause by the officer for good reason, for non-renewal of the agreement at the end of the initial two-year term, or within one year after a Change in Control. In as much as Mr. Heneghan and Mr. Paul provided the Company with the requisite notice of their intents not to renew their contracts, they are entitled to the severance benefit. The severance benefit consists of payment of two years of the officer's then base salary, continuation in all of the Company's health benefit plans for up to two years, receipt of amounts in which the officer is vested or otherwise entitled to receive pursuant to any plan maintained by the Company, plus payment of certain bonuses and long term compensation awards held by the officer at the date of termination. As part of the agreements, Mr. Heneghan and Mr. Paul agreed to certain confidentiality, non-competition, and non-solicitation provisions.

     In January 2003, the Company entered into deferred bonus agreements with Mr. Dougherty, Mr. Pottle, Ms. Tanenhaus and Mr. Waters that provided for 2 payments of $50,000 in January and August 2003 and a third payment of $50,000 in August 2004. If the Company terminates Mr. Dougherty, Mr. Pottle, Ms. Tanenhaus and Mr. Waters without cause prior to August 2005, any remaining portion of the bonus will be payable immediately. The deferred bonus agreements obligate Mr. Dougherty, Mr. Pottle, Ms. Tanenhaus and Mr. Waters to certain confidentiality, non-competition and non-solicitation provisions and to repay portions of the bonus if they voluntarily terminate employment with the Company prior to August 1, 2005.

     The Company entered into an employment agreement with Mr. John F. Welch that runs from June 30, 2003 date of hire until December 31, 2005. The agreement provides for a minimum annual base salary of $400,000. Mr. Welch received a signing bonus of $200,000 payable in three installments, assuming he remains employed with the Company: $100,000 was paid on August 1, 2003, $50,000 will be payable on June 20, 2004, the first anniversary of the contract and $50,000 will be payable on June 30, 2005, the second anniversary of the contract. In addition Mr. Welch was paid an Additional Bonus of $200,000 on March 5, 2004. Mr. Welch also is entitled to an annual incentive bonus (up to 150% of his base salary) contingent on achievement of performance criteria approved by the Compensation Committee, and participation in long term incentive programs for key executives adopted by the Compensation Committee of the Board equivalent to 50 to 100 percent of his base salary. In recognition of the Additional Bonus payment, Mr. Welch was not paid an annual incentive bonus for 2003. In addition, under the agreement, Mr. Welch is eligible to participate in the Company's stock option plan and received 50,000 stock options on June 30, 2003 and 18,600 on November 11, 2003. These options vest in equal amounts over a four-year period commencing on June 30, 2004 and on November 11, 2004 respectively. Mr. Welch also is eligible to participate in the Company's benefit programs. The agreement provides for a severance benefit if his employment is terminated without cause by the Company or by Mr. Welch for good reason contingent upon Mr. Welch's continuing compliance with the non competition, non-solicitation and confidentiality provisions of the agreement. The severance benefit for termination for good reason or without cause consists of an amount equal to Mr. Welch's then base compensation prorated through the end of the contract term, December 31, 2005, but in no event less than twelve months and certain bonuses and long term compensation awards held by him at the date of termination as well as continuation in the Company's health benefit plans through December 31, 2005. In addition, the agreement also contains a severance benefit consisting of payment of one year of Mr. Welch's then annual base salary, continuation in the Company's health benefit plans for one year and certain bonuses and long term compensation awards held by him at the date of termination if the Company fails to extend the agreement.

                             AUDIT COMMITTEE REPORT

     The Audit Committee serves as an independent and objective party to:

     - monitor the Company's financial reporting process and internal control system;

     - retain and review and appraise the audit efforts of the Company's independent auditors and internal auditors;

     - facilitate communications between the party's involved in the audit process; and

     - review and appraise the fairness of related party transactions.

     The Audit Committee is composed of four non-employee directors, each of whom is "independent" as required by applicable listing standards of the New York Stock Exchange.

     The Audit Committee met ten times in 2003. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and Deloitte & Touche LLP ("Deloitte & Touche"), the Company's independent auditors. The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examination and their evaluations of the Company's internal controls and consolidated financial statements. The Committee reviewed the Company's internal controls and, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, met with management and the auditors prior to the filing of officers' certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and
(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Audit Committee also met separately with management and internal auditors to discuss the performance of Deloitte & Touche.

     The Audit Committee also discussed with Deloitte & Touche the matters required to be discussed under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Deloitte & Touche provided the Audit Committee with written disclosures and communications required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and discussed with the Audit Committee its independence from the Company. When considering Deloitte & Touche's independence, the Audit Committee considered management's confirmations with respect to certain services performed for the Company by Deloitte & Touche, including non-auditing services. The Audit Committee also considered the amount of fees paid to Deloitte & Touche for audit and non-audit services.

     Based upon the Audit Committee's review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee's role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K.

                        SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

                                Philip H. Britt
                                   Ken Miller
                                 Adrian Tocklin
                          Roy E. Posner (Chairperson)

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     During the fiscal year ended December 31, 2003:

     None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

     None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

     All of the members of the Compensation Committee are independent as required by the applicable listing standard of the New York Stock Exchange.

     None of the executive officers of the Company served as a director, generally, or was a member of the Compensation Committee (or another Board committee with similar functions) of any entity where one of that entity's executive officers served on the Company's Compensation Committee or otherwise served as a director on the Board;

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay base salaries, annual bonuses, and long term incentives that are both competitive and recognize the accomplishment of the Company's stated goals of building a financial services business focusing on surety, fidelity and other related products.

     Effective January 1, 2002, the Company entered into two year employment agreements with Mark C. Vonnahme, John S. Heneghan, and David F. Paul. Mr. Vonnahme resigned effective August 31, 2003, while Mr. Heneghan and Mr. Paul did not renew their contracts and resigned effective December 31, 2003. The Company also entered into an employment agreement with Mr. John F. Welch effective June 30, 2003 and ending December 31, 2005.

     With respect to Mr. Vonnahme's compensation as reported for the year ended December 31, 2003, in addition to base compensation, he was paid an annual incentive bonus for performance for the year ended December 31, 2002, targeted at 100% percent of his 2002 base salary, granted stock options as part of the Company's Long Term Incentive Program which were capable of vesting in 2003. Mr. Vonnahme also was granted stock options as part of an initial stock option grant in 1997 made to officers. Compensation payable to other executive officers also includes a mix of base salary, incentive bonuses and stock option grants.

     To assess Mr. Vonnahme's entitlement to receive the annual incentive bonus for 2002 performance, the Committee set individual goals for him. These goals measured achievement of the plan for Net Operating Income on an enterprise-wide basis. Mr. Vonnahme did not achieve 100% of the goals established for 2002 and was paid an incentive bonus of $200,000 in 2003 equal to 50% of his base salary.

     The stock options granted Mr. Vonnahme, capable of vesting in 2003 were as follows: Mr. Vonnahme was granted 57,100 stock options (at $11.00 per share), on October 11, 1999 representing an option value equivalent to 100% of his base salary at the time granted. These options vested in equal amounts over a four-year period commencing on October 11, 2000. On October 11, 2003 Mr. Vonnahme became vested of 14,275 stock options from this October 1999 grant. Mr. Vonnahme also was granted an additional 36,000 stock options (at $11.50 per share) on November 14, 2000 representing an option value equivalent to 50% of his base salary at the time granted. These options, which vest in equal amounts over a four-year period commencing on November 14, 2001. On November 14, 2003 Mr. Vonnahme became vested of 9,000 stock options from this November 2000 grant. On March 6, 2001 Mr. Vonnahme was granted an additional 11,668 stock options (at $13.05 per share) as replacement for the performance shares previously forfeited. These options were to vest in equal amounts over a four-year period commencing on March 6, 2002. On March 6, 2003, Mr. Vonnahme became vested of 2,917 stock options from this March 2001 grant. As a retiree,

Mr. Vonnahme has a period of two years following the date of his retirement (August 31, 2003) to exercise any options that were exercisable as of the date of his retirement.

     Mr. Welch's compensation as reported for the year ended December 31, 2003 in addition to base compensation included the portion of his signing bonus payable under his employment agreement in 2003. Although he was granted stock options as part of his employment agreement on his first day of employment and as part of the Company's Long Term Incentive Program, none of the options were capable of vesting in 2003. The Committee evaluated and then established Mr. Welch's salary, signing bonus and other benefits based upon his industry experience and expertise as well as the expected performance of the Company. Compensation payable to other executive officers included a mix of base salary, incentive bonuses and stock option grants.

     Annual incentive bonuses for other executive officers are also based, in part, on attainment of certain enterprise-wide financial goals (including the Company's GAAP combined ratio and amount of gross written premium), as well as, personal goals and shared goals related to that portion of the Company's business for which such executive officer is primarily responsible.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162 (m) of the Internal Revenue Code of 1986, as amended, to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                     OF THE COMPANY'S BOARD OF DIRECTORS(1)

                                Philip H. Britt
                                   Ken Miller
                                   Roy Posner
                               Adrian M. Tocklin

                               PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's Common Stock over the period from December 31,1998 through December 31, 2003 with a broad equity market index, the S&P 500, and a published industry index, the S&P Property and Casualty Insurance Index, as required by the rules of the SEC.

                                  [LINE GRAPH]

-------------------------------------------------------------------------------------------------------
                       12/31/1998   12/31/1999    12/31/2000    12/31/2001    12/31/2002    12/31/2003
-------------------------------------------------------------------------------------------------------
 CNA SURETY
   CORPORATION           100.00        82.54         90.48         98.41         49.84         60.38
-------------------------------------------------------------------------------------------------------
 S&P 500 INDEX           100.00       121.04        110.02         96.95         75.52         97.18
-------------------------------------------------------------------------------------------------------
 PROPERTY-CASUALTY
   INSURANCE             100.00       132.11        167.30        146.62        115.83        158.85
-------------------------------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth, as of except as noted, certain information with respect to each person or entity who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock as well as each director of the Company, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group. Information in the table of security ownership of certain beneficial owners and the table of security ownership of management below is based upon reports filed with the SEC on or before March 2, 2004 pursuant to Section 13(d) and 16(a) under the Securities Exchange Act of 1934 and other written representations received by the Company with respect to the persons and entities named in those tables. Beneficial ownership is defined for this purpose, as the sole or shared power to vote, or to direct the disposition of the Common

Stock. Unless otherwise noted the persons in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them:

                           CERTAIN BENEFICIAL OWNERS

NAME AND ADDRESS OF                                             AMOUNT OF NATURE
BENEFICIAL OWNER                                           OF BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
-------------------                                        --------------------------   ----------------
Continental Casualty Company and Affiliates..............          27,425,147                63.8%
  CNA Plaza
  Chicago, IL 60685
Citigroup Global Markets Holdings, Inc. .................           2,381,388                 5.5%

---------------

(1) The number of shares of the Company's Common Stock indicated as beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

                                   MANAGEMENT

                                                                    SHARES UPON
NAME OF                         SHARES OF         DEFERRED          EXERCISE OF                     PERCENT OF
BENEFICIAL OWNER             COMMON STOCK(3)   STOCK UNITS(1)   STOCK OPTIONS(2)(3)   TOTAL(2)(3)     CLASS
----------------             ---------------   --------------   -------------------   -----------   ----------
Philip H. Britt............       3,097             9,919                  --            13,016          *
Roy E. Posner..............         250             1,458                  --             1,708          *
Adrian M. Tocklin..........       1,000                --                  --             1,000          *
Ken Miller.................          --             1,555                  --             1,555          *
Michael A. Dougherty.......       2,900                --              53,708            56,608          *
Enid Tanenhaus.............         200                --               8,950             9,150          *
John F. Corcoran...........      12,100                --                  --            12,100          *
Thomas A. Pottle...........       1,300                --              55,375            56,675          *
John F. Welch..............          --                --                  --                --          *
John S. Heneghan...........       1,500                --                  --             1,500          *
David F. Paul..............          --                --                  --                --          *
All directors and executive
  officers as a group (13
  persons) including the
  above-named persons......      22,347            12,932             118,033           153,312        0.4%

---------------

 *  Less than 1%.

(1) In January, 1998, the Company established the CNA Surety Corporation Non-Employee Directors' Deferred Compensation Plan. Under this plan, each director who is not a full-time employee of the Company or any of its affiliates may defer all or a portion of the annual retainer fee that would otherwise be paid to such director. The deferral amount will be deemed vested in Common Stock Units equal to the deferred fees divided by the fair market value of the Company's Common Stock as of each quarterly meeting.

(2) Represents beneficial ownership of shares that may be acquired by the exercise of stock options, which are currently exercisable or exercisable within sixty days of the date of this table.

(3) The amounts of the Company's Common Stock and stock options beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

                      EQUITY COMPENSATION PLAN INFORMATION

                                        NUMBER OF SECURITIES
                                         TO BE ISSUED UPON      WEIGHTED-AVERAGE       NUMBER OF SECURITIES
                                            EXERCISE OF         EXERCISE PRICE OF     REMAINING AVAILABLE FOR
                                        OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS     FUTURE ISSUANCE UNDER
PLAN CATEGORY                           WARRANTS AND RIGHTS    WARRANTS AND RIGHTS   EQUITY COMPENSATION PLANS
-------------                           --------------------   -------------------   -------------------------
Equity compensation plans approved
  by security holders...............         1,729,124               $12.11                  1,021,407
Equity compensation plans not
  approved by security holders......
                                             ---------               ------                  ---------
Total...............................         1,729,124               $12.11                  1,021,407
                                             =========               ======                  =========

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY REINSURANCE

     Intercompany reinsurance agreements together with the Services and Indemnity Agreement that are described below provide for the transfer of the surety business written by Continental Casualty Company ("CCC") and CIC to Western Surety Company ("Western Surety"). All these Agreements originally were entered into on September 30, 1997 (the "Merger Date"): (i) the Surety Quota Share Treaty (the "Quota Share Treaty"); (ii) the Aggregate Stop Loss Reinsurance Contract (the "Stop Loss Contract"); and (iii) the Surety Excess of Loss Reinsurance Contract (the "Excess of Loss Contract"). All have expired; some have been renewed on different terms as described below.

     The Services and Indemnity Agreement provides the insurance subsidiaries with the authority to perform various administrative, management, underwriting and claim functions in order to conduct the business of CCC and CIC and to be reimbursed by CCC for services rendered. In consideration for providing the foregoing services, CCC has agreed to pay Western Surety a quarterly fee of $50,000. This agreement was renewed on January 1, 2004 and expires on December 31, 2004; and is annually renewable thereafter. There was no amount due to the CNA Surety insurance subsidiaries as of December 31, 2003.

     Through the Quota Share Treaty, CCC and CIC transfer to Western Surety all surety business written or renewed by CCC and CIC after the Merger Date. CCC and CIC transfer the related liabilities of such business and pay to Western Surety an amount in cash equal to CCC's and CIC's net written premiums written on all such business, minus a quarterly ceding commission to be retained by CCC and CIC equal to $50,000 plus 28% of net written premiums written on such business.

     Under the terms of the Quota Share Treaty, CCC has guaranteed the loss and loss adjustment expenses transferred to Western Surety by agreeing to pay Western Surety, within 30 days following the end of each calendar quarter, the amount of any adverse development on such reserves, as reestimated as of the end of such calendar quarter. There was not any adverse reserve development for the period from September 30, 1997 (date of inception) through December 31, 2003.

     The Quota Share Treaty had an original term of five years from the Merger Date and was renewed on October 1, 2002 on substantially the same terms with an expiration date of December 31, 2004; was renewed again effective January 1,2004 and is annually renewable thereafter. The ceding commission paid to CCC and CIC by Western Surety remained at 28% of net written premiums and contemplates an approximate 4% override commission to CCC and CIC on their actual direct acquisition costs.

     The Stop Loss Contract terminated on December 31, 2000 and was not renewed. The Stop Loss Contract protected the insurance subsidiaries from adverse loss experience on certain business underwritten after the Merger Date. The Stop Loss Contract between the insurance subsidiaries and CCC limited the insurance subsidiaries' prospective net loss ratios with respect to certain accounts and lines of insured business for three full accident years following the Merger Date. In the event the insurance subsidiaries' accident year net loss ratio exceeds 24% in any accident year between 1997 through 2000 on certain insured accounts (the "Loss

Ratio Cap"), the Stop Loss Contract requires CCC at the end of each calendar quarter following the Merger Date, to pay to the insurance subsidiaries a dollar amount equal to (i) the amount, if any, by which their actual accident year net loss ratio exceeds the applicable Loss Ratio Cap, multiplied by (ii) the applicable net earned premiums. In consideration for the coverage provided by the Stop Loss Contract, the insurance subsidiaries paid to CCC an annual premium of $20,000. The CNA Surety insurance subsidiaries have paid CCC all required annual premiums. As of December 31, 2003, the Company billed $54.9 million under the Stop Loss Contract and had received $24.9 million.

     The Excess of Loss Contracts provided the insurance subsidiaries of CNA Surety with the capacity to underwrite large surety bond exposures by providing reinsurance support from CCC. The Excess of Loss Contract provides $75 million of coverage for losses in excess of the $60 million per principal. Subsequent to the Merger Date, the Company entered into a second excess of loss contract with CCC ("Second Excess of Loss Contract"). The Second Excess of Loss Contract provides additional coverage for principal losses that exceed the foregoing coverage of $75 million per principal provided by the Excess of Loss Contract, or aggregate losses per principal in excess of $135 million. In consideration for the reinsurance coverage provided by the Excess of Loss Contracts, the insurance subsidiaries paid to CCC, on a quarterly basis, a premium equal to 1% of the net written premiums applicable to the Excess of Loss Contract, subject to a minimum premium of $20,000 and $5,000 per quarter under the Excess of Loss Contract and Second Excess of Loss Contract, respectively. The two Excess of Loss Contracts collectively provided coverage for losses discovered on surety bonds in force as of the Merger Date and for losses discovered on new and renewal business written during the term of the Excess of Loss Contracts. Both Excess of Loss Contracts commenced following the Merger Date and continued until September 30, 2002. The discovery period for losses covered by the Excess of Loss Contracts extends until September 30, 2005.

     Effective October 1, 2002, the Company secured replacement excess of loss protection from CCC for per principal losses that exceed $60 million in two parts -- a) $40 million excess of $60 million and b) $50 million excess of $100 million. This excess of loss protection is primarily necessary to support contract surety accounts with bonded backlogs or work-in-process in excess of $60 million. The Company generally limits support for new large commercial surety accounts to $25 million. In addition to the foregoing structural changes in its high layer excess of loss reinsurance programs, the cost for these protections increased significantly as compared to the cost of the previous two Excess of Loss Contracts. The $40 million excess of $60 million contract is for a three year term beginning October 1, 2002 and provides annual aggregate coverage of $80 million and $120 million aggregate coverage for the entire three year term. The Company paid annual reinsurance premiums of $3.8 million (net of expected return premium) in year one to CCC.

     Effective January 1, 2004, the Company obtained replacement coverage from third party reinsurers as part of the 2004 Excess of Loss Treaty. Accordingly, the $40 million excess of $60 million contract with CCC was commuted effective January 1, 2004. As part of this commutation, the Company is entitled to receive a commutation payment of $10.9 million from CCC that is expected to be received in the first quarter of 2004. As of December 31, 2003 the full amount of the commutation payment had been recognized as a receivable. The Company and CCC entered into a new $40 million excess of $60 million reinsurance contract providing coverage exclusively for the one large national contractor that is excluded from the Company's third party reinsurance. This contract is effective from January 1, 2004 to December 31, 2004. The premium for this contract is $3.0 million plus an additional premium if a loss is ceded to this contract.

     The reinsurance premium for the coverage provided by the $50 million excess of $100 million contract was $6.0 million. This contract was effective October 1, 2002 and expires on December 31, 2003. The Company and CCC entered into a new $50 million excess of $100 million contract for the period January 1, 2004 to December 31, 2004. The premium for this contract is $6 million plus an additional premium if a loss is ceded under the contract.

     Effective October 1, 2003, the Company entered into a $3 million excess of $12 million excess of loss contract with CCC. The reinsurance premium for the coverage provided by the $3 million excess of $12 million contract was $0.3 million plus, if applicable, additional premiums based on paid losses. The contract provided for aggregate coverage of $12 million. This contract effectively lowered the Company's net retention per principal for the remainder of 2003 to $12 million plus a 5% co-participation in the $45 million layer of excess reinsurance with third party reinsurers. This contract was to expire on December 31, 2004. Effective January 1, 2004, the Company obtained replacement coverage for both these contracts from third party reinsurers as part of the 2004 Excess of Loss Treaty.

     As of December 31, 2003 and December 31, 2002 CNA Surety had an insurance receivable balance from CCC and CIC of $71.1 million and $51.7 million, respectively. CNA Surety had no insurance payables to CCC and CIC as of December 31, 2003 and had reinsurance payables of $21.3 million to CCC and CIC as of December 31, 2002.

LARGE NATIONAL CONTRACT PRINCIPAL

     The Company has provided significant surety bond guaranteeing projects undertaken a large national contract principal that is excluded from the Company's third party insurance. The related party reinsurance available to the Company for this principal and the credit extended to the principal by affiliates of the Company are described below.

  REINSURANCE

     If the Company should suffer any losses that are discovered prior to September 30, 2005 arising from bonds issued to the contractor with effective dates of September 30, 2002 and prior, the Company would retain the first $60 million of losses on bonds written, and CCC would incur 100% of losses above $60 million pursuant to the extended discovery provisions of the two Excess of Loss treaties that expired on September 30, 2002. Any losses discovered after September 30, 2005 on bonds with effective dates prior to September 30, 2002 would be covered up to $150 million pursuant to the $50 million excess of $100 million contract with CCC described above and a twelve month contract with CCC effective January 1, 2004 that provides $40 million excess of $60 million reinsurance coverage exclusively for the national contractor.

     For bonds that the Company has written after September 30, 2003, in addition to the coverage provided by excess of loss reinsurance treaties described above ($40 million excess of $60 million and $50 million excess of $100 million) the Company and CCC have entered into facultative reinsurance in connection with larger bonds. The Company's exposure on bonds written from October 1, 2002 through October 31, 2003 was limited to $20 million per bond. For bonds written subsequent to November 1, 2003, and for bonds the company may write in 2004, the Company's exposure will be limited to $14.5 million per bond.

     The Company believes the run-off protection provided by the expired agreements, the current protection provided by the $40 million excess $60 million and the $50 million excess $100 million treaties, and the facultative reinsurance provided for larger bonds written after September 30, 2002, should limit the Company's exposure for bonds written on behalf of the national contractor to $60 million.

  CNAF CREDIT FACILITY

     In December 2002 and January 2003, CNAF, parent of CCC, provided loans in an aggregate amount of approximately $45 million to the national contractor. The loans were provided by CNAF to help the contractor meet its liquidity needs. The loans are evidenced by demand notes and until replaced by the credit facility described below, accrue interest at 10%. CNAF has entered into a credit agreement with a large national contractor that undertakes projects for the construction of government and private facilities to provide an $86.4 million credit facility. CNA Surety has provided significant surety bond protection for projects by this contractor through surety bonds underwritten by CCC or its affiliates. The credit facility and all loans under it will mature in March of 2006. Advances under the credit facility bear interest at the prime rate plus 6%. Payment of 3% of the interest is deferred until the credit facility matures, and the remainder is to be paid monthly in cash. Loans under the credit facility are secured by a pledge of substantially all of the assets of the contractor and certain affiliates. Loews, parent of CNAF, and CNAF have entered into a participation agreement, pursuant to which Loews has purchased a participation interest in one-third of the loans and commitments under the credit facility, on a dollar-for-dollar basis, up to a maximum of $25 million. Although Loews does not have rights against the contractor directly under the participation agreement, it shares recoveries and certain fees under the facility proportionally with CNAF. In March of 2003, CNAF purchased the contractor's outstanding bank debt for $16.4 million. The contractor purchased the bank debt and retired it, with $11.4 million of the purchase price being funded under the new credit facility and $5 million from money loaned to the contractor by its shareholders. Under its purchase agreement with the banks, CNAF is also required to reimburse the banks for any draws upon outstanding letters of credit issued by the banks for the contractor's benefit. Of these letters of credit, a replacement due to expire in August of 2004 remains in the amount of $3.4 million. Any CNAF reimbursements for draws upon the banks' letters of credit will become obligations of the contractor to CNAF as draws upon the credit facility. As of February 27, 2004, $83 million was outstanding under the credit facility, including deferred interest.

     The contractor has initiated a restructuring plan that is intended to reduce costs and improve cash flow, and a chief restructuring officer has been appointed to manage execution of the plan. CNA Surety intends to continue to provide surety bonds on behalf of the contractor during this restructuring period, subject to the contractor's initial and ongoing compliance with CNA Surety's underwriting standards. Indemnification and subrogation rights, including rights to contract proceeds on construction projects in the event of default, exist that reduce CNA Surety's exposure to loss. While the Company believes that the contractor's restructuring efforts will be successful and provide sufficient cash flow for its operations, the contractor's failure to achieve its restructuring plan or perform it contractual obligations under the credit facility could have a material adverse effect on CNA Surety's future results of operations, cash flow and capital. If such failures occur, the Company estimates that possible losses, net of indemnification and subrogation recoveries, but before recoveries under reinsurance contracts, could be up to $200 million. However, the related party reinsurance treaties discussed above should limit the Company's per principal exposure to approximately $60 million.

OTHER RELATED PARTY TRANSACTIONS

     Effective January 1, 2001, CNA Surety renewed an Administrative Services Agreement with CCC. The agreement allows the Company to purchase and/or have access to certain services provided by CNAF. The Company will also pay CNAF a management fee for its proportionate share of administrative and overhead costs incurred in supporting the services provided pursuant to this agreement. The management fee for the year 2004 is $1.8 million which shall be paid by CNA Surety to CNAF in equal monthly installments by the last day of each month. The management fee shall be increased as of January 1, the "adjustment date", of each year this Administrative Services Agreement is in force by the greater of 5% or the amount of the increase in the Consumer Price Index for All Urban Consumers for the Chicago, Illinois area as reported by the Bureau of Labor Statistics for the 12 month period immediately preceding the adjustment date. The agreement was amended in 2003 to allow CCC to purchase services from the Company. In 2003, CCC paid the Company $ $0.2 million for services in connection with licensing and appointing CCC's insurance producers as required by state insurance laws. The Administrative Services Agreement will remain in effect so long as CNAF or their affiliates or shareholders continue to own a majority interest in CNA Surety. However, the agreement may be terminated by either party upon the provision of 30 days prior notice of such termination to the other party.

     The Company was charged $6.1 million, $5.2 million and $5.7 million for the years ended December 31, 2003, 2002 and 2001, respectively, for rents and services provided under a previous Administrative Services Agreement. In addition, the Company was charged $1.4 million, $1.0 million and $2.1 million for direct costs incurred by CCC on the Company's behalf during 2003, 2002 and 2001, respectively. The Company had a payable balance to CCC of $0.3 million, which was reflected in other liabilities in the Company's Consolidated Balance Sheet at December 31, 2003.

     Western Surety has entered into a series of business transactions with entities in which an affiliate of CCC has an interest. The first series involves five separate real estate residual value insurance policies issued by R.V.I. America Insurance Company ("RVI -- America") reinsured by Western Surety through the Quota Share Treaty. RVI America is a wholly owned subsidiary of R.V.I. America Corporation, which is a wholly owned subsidiary of R.V.I. Guaranty Company Ltd. of Bermuda ("RVI -- Bermuda"). RVI -- Bermuda, an unconsolidated affiliate of CCC. The transactions involve policies with limits totaling approximately $11.5 million. CCC is reinsuring the full extent of RVI -- America's exposure on the policies. Pursuant to the

Quota Share Treaty, Western Surety is, in turn, reinsuring all of CCC's exposures on the policies. Western Surety is reinsuring all of its exposure on the policies with RVI-Bermuda, a non-admitted reinsurer. The policy limits range from $119,785 to $2,954,164 with an average policy limit of approximately $1.8 million and total limits of all policies of $8,997,395 Net premium amounts retained in 2000 relative to these reinsurance transactions totaled $519,278 as follows: RVI -- America, $51,928; CCC, $130,858; Western Surety, $67,298; and RVI -- Bermuda, $269,194.

     In addition from time to time Western Surety provided surety bonds guaranteeing insurance payments of certain companies to CCC and its affiliates under retrospectively rated insurance policies underwritten by CCC and its affiliates. Under the terms of these bonds, referred to as insurance program bonds, if the principal, the insured company, failed to make a required premium payment, CCC and its affiliates would have a claim against the Company under the bond. The Company now has a policy not to issue such bonds to companies insured by CCC and its affiliates. The last such bond was written in 2001 and currently 30 bonds with $44.5 million of total penal sums remain.

     Western Surety from time to time provides appeal and license and permit bonds to CCC and its affiliates and to clients of CCC and its affiliates. Under procedures established by the Audit Committee, the Company may issue such bonds for CCC and its affiliates and their clients with penal sums of $10 million or less without prior audit committee approval as long as those bonds meet the Company's normal underwriting standards, the rates charged are market rates and that the Company has received the indemnity of CCC. Bonds greater than $10 million require the prior approval of the Audit Committee. As of December 31, 2003, the total amount of the outstanding appeal and license and permit bonds written on behalf of CCC and its affiliates was approximately $81 million, which was comprised of 39 bonds. Most of these bonds are small with only 2 bonds exceeding $10 million. Western Surety has entered into indemnity agreements with CCC and its affiliates indemnifying Western Surety for any loss arising from the issuance of appeal bonds for CCC and its affiliates.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

     The Audit Committee has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the 2004 fiscal year. Deloitte & Touche LLP has audited the Company's financial statements as of and for the years ended December 31, 1998, 1999, 2000, 2001, 2002 and 2003. A representative of Deloitte & Touche LLP will be present at the meeting and be available to respond to appropriate questions. A description of the fees paid to Deloitte & Touche LLP in fiscal 2003 is attached as Exhibit hereto.

     At the Annual Meeting, if a quorum is present, the vote of holders of a majority of the Company's Common Stock having the power to vote held by shareholders present in person or represented by proxy shall ratify the appointment, by the Board of Directors, of Deloitte & Touche LLP as the Company's independent auditors. It is the present intention of the Company's Proxy Agents to vote at the Annual Meeting the proxies which have been duly executed, dated and delivered and which have not been revoked in accordance with the instructions set forth thereon or if no instruction had been given or indicated, for the ratification the appointment of Deloitte & Touche LLP as the Company's independent auditors.

     THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO CHOICE SPECIFICATION IS MADE, SHARES WILL BE VOTED "FOR" RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                SHAREHOLDERS' PROPOSALS FOR 2005 ANNUAL MEETING

     Under the rules of the SEC, the Company is required to disclose the deadline for submitting shareholder proposals for inclusion in the Company's proxy statement and form of proxy for the Company's next annual meeting, calculated in the manner provided by the rule of the SEC and the date after which notice of a proposal submitted outside the processes of the rule of the SEC is considered untimely. Under the calculation provided by the rule of the SEC, a proposal submitted by a shareholder for the 2005 Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company, CNA Plaza, Chicago, Illinois 60685, by November 11, 2004, in order to be eligible to be included in the Company's proxy statement for that meeting. Under the Company's By-Laws, to be timely, a shareholder's notice of a shareholder proposal submitted outside the process for inclusion in the proxy statement must be delivered to, or mailed and received at, the principal executive offices of the Company, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

                                 OTHER MATTERS

     The Company knows of no business, which will be presented at the Annual Meeting other than the election of Directors to the Board, and the ratification of the Company's independent auditors. However, if other matters properly come before the meeting, it is the intention of the Proxy Agents to vote upon such matters in accordance with their good judgment in such matters.

                                          By Order of the Board of Directors

                                          ENID TANENHAUS
                                          Secretary

                                                                       EXHIBIT A

                           INDEPENDENT AUDITORS' FEES

     The following table summarizes the aggregate fees billed to CNA Surety Corporation by the independent auditor:

($ IN THOUSANDS)                                              2003   2002
----------------                                              ----   ----
Audit fees(a)...............................................  741    621
Audit-related fees(b).......................................  103     --
Tax fees(c).................................................   --     --
All other fees(d)...........................................   --     --
                                                              ---    ---
Total.......................................................  844    621

---------------

(a)  Fees for audit services billed in 2003 consisted of:

      - Audit of the Company's annual financial statements

     Fees for audit services billed in 2002 consisted of:

      - Audit of the Company's annual financial statement

(b)  Fees for audit-related services billed in 2003 and 2002 consisted of:

      - Sarbanes-Oxley Act Section 404 advisory services, consents and debt offering services

     In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission (the "SEC") to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

  PRE-APPROVAL POLICY

     The services performed by the independent auditor in 2003 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its February 19, 2002 meeting.

     Services provided by the independent auditor during the following year that are included in the Service List were pre-approved following the policies and procedures of the Audit Committee.

     Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

     In addition, although not required by the rules and regulations of the SEC, the Audit Committee (generally) requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

     On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

                                   APPENDIX 1
                             CNA SURETY CORPORATION
                        CORPORATE GOVERNANCE GUIDELINES

INTRODUCTION

     The following Corporate Governance Guidelines have been adopted by the Board of Directors to assist the Board in the exercise of its responsibilities. These Guidelines reflect the Board's commitment to monitor the effectiveness of policy and decision making both at the Board and management levels, with a view to enhancing shareholder value over the long term.

     These Guidelines set forth certain goals and expectations of the Board but are not intended to bind the Board in any particular circumstance or to affect the Board's obligations or authority under the Company's charter or by-laws, the rules of the New York Stock Exchange, Inc. (the "Exchange") or applicable laws or regulations.

COMPOSITION OF THE BOARD

     Because the Company is a "controlled company" for purposes the listing standards of the Exchange, it is exempt from the Exchange's requirements relating to maintenance of a majority of independent directors and independent nominating/corporate governance and compensation committees. The Company shall disclose any reliance upon this exemption and the basis for its identification as a controlled company in its annual proxy statement.

     The Board shall from time to time review the manner in which the Board and its leadership are configured, with a view toward maintaining a structure that will best serve the Company and its shareholders.

     It is the policy of the Board that the Chairman of the Board of Directors shall not be an officer of the Company, and that the officers of the Company shall be chosen by the Board. The Board continues to reserve the right to amend this policy, if in the Board's determination it is in the interests of the Company and its shareholders to do so.

DIRECTOR QUALIFICATION STANDARDS

     The Board is responsible for selecting candidates for Board membership. Candidates are selected for their character, judgment, business experience and areas of expertise, among other relevant considerations, such as the requirements of stock exchange rules and applicable laws and regulations. The Board recognizes that the needs of the Board, in terms of the relative experience and other qualifications of its members, may change over time. The Board may appoint one or more of the officers of the Company to screen candidates for membership, establish criteria for nominees and recommend to the Board one or more nominees for election to the Board at the annual meeting of shareholders. Final approval of any candidate shall be determined by the Board.

     Each director is expected to provide advance written notice to the Chief Executive Officer of his or her acceptance of an invitation to serve on the board of directors or the audit committee or compensation committee of any other public company. Directors are also expected to report changes in their business or professional affiliations or responsibilities to the Chief Executive Officer.

     The Board does not believe it is advisable to establish a term limit for directors because such a limit may deprive the Company and its shareholders of the contribution of directors who have been able to develop valuable insights into the Company and its operations over time.

DIRECTOR RESPONSIBILITIES

     Standard of care for directors. Directors should exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders in a manner consistent with their fiduciary duties. In considering the best long-term and short-term interests of the Company, directors may consider the needs of employees, suppliers and customers of the Company and its subsidiaries, communities in which the Company and its subsidiaries conduct business and other pertinent factors in addition to the objective of maximizing shareholder value.

     Directors shall be provided with information to advise them about the Company's business, performance and prospects, as well as any matters submitted for Board action. Such information will be made available to the directors periodically and, in any event, within a reasonable period of time before meetings where the subject matter of such information is on the meeting agenda. Information should be relevant, concise and timely. Requests for action by the Board should include the recommendation of management and be accompanied by data sufficient for the directors to make a meaningful determination as to the advisability of the matter.

     Directors should regularly attend meetings of the Board and all committees upon which they serve. To prepare for meetings, directors should review the materials that are sent to them in advance of those meetings and otherwise spend the necessary time and effort to discharge their responsibilities appropriately.

     Meetings of the Board. The Board expects that it will meet approximately at least four times a year. Additional meetings (or actions to be taken by unanimous consent) may be scheduled as necessary or appropriate in light of circumstances. The Company's Secretary shall prepare an annual schedule of meetings for the Board and the Audit, Compensation and Investment Committees. To the extent practicable, the schedule shall be designed to accommodate discussion of agenda subjects that are generally of a recurring nature and are expected to be discussed during the ensuing year. Certain matters should be addressed by the Board at least annually, including a review of the Company's strategic plan or objectives, business and financial performance for the prior year and compliance with applicable law and Exchange listing standards.

     Meetings of the Board shall be chaired by the Chairman of the Board. The Company's Chief Financial Officer, General Counsel and Secretary should also attend all meetings of the Board, subject to the Board's discretion to excuse one or more of these officers from all or portions of any meeting.

     The Secretary of the Company shall prepare the agenda of each meeting of the Board for review by the Chairman of the Board and the other directors. Any director may suggest agenda items and may raise at meetings other matters that they consider worthy of discussion. Directors must disclose to the other directors any potential conflicts of interest they may have with respect to any matter under discussion and, if appropriate, refrain from participating in such discussion and from voting on a matter in which they may have a conflict. Directors shall preserve the confidentiality of material of a confidential or otherwise sensitive nature given or presented to the Board.

     Non-management directors. Non-management directors shall meet at regularly scheduled regular executive sessions without management participation. The non-management directors shall either select a non-management director to preside at each executive session or shall establish a procedure by which the presiding director for each executive session shall be selected. Non-management directors who do not meet the independence requirements of Exchange rules and applicable laws and regulations may participate in these sessions, but those directors who do meet the referenced independence requirements must meet in separate executive session without the participation of other directors at least once a year.

COMMUNICATIONS WITH NON-MANAGEMENT DIRECTORS

     Interested parties may communicate directly and confidentially with the Board's non-management directors by contacting such directors in writing at the following address:

                            NON-MANAGEMENT DIRECTORS
                              c/o General Counsel
                             CNA Surety Corporation
                                    13 South
                                   CNA Plaza
                            Chicago, Illinois 60685

COMMITTEES OF THE BOARD

     The Board will maintain a standing Audit Committee, Compensation Committee, Investment Committee and Executive Committee, as well as such other standing or ad hoc committees as the Board deems appropriate. Each committee shall have the authority and responsibilities delineated in the resolutions creating the committee and any applicable committee charter, subject to the Company's charter and by-laws, stock exchange rules and applicable laws and regulations. The Board shall have the authority to disband any ad hoc or standing committee when it deems it appropriate to do so.

     Members of the Audit, Compensation, Investment and Executive Committees and their chairpersons shall be appointed by the Board each year at the annual meeting of the Board. It is the Board's policy that only non-management directors shall serve on the Audit Committee and Compensation Committees and that members of those Committee meet the independence and other requirements of Exchange rules and applicable laws and regulations.

     The Audit Committee shall have a written charter approved by the Board. The Audit Committee charter shall be reviewed by the Committee at least annually in light of its activities, changes in Exchange rules, applicable laws or regulations and other relevant considerations. Suggested revisions to such charters shall be presented to the Board for approval.

     The chairpersons of the various committees, in consultation with their committee members, shall determine the frequency and length of committee meetings. The chairperson of each committee, in consultation with appropriate Company officers, will establish the agenda for each committee meeting. Committee members and other directors may suggest additional agenda items for committee meetings upon reasonable notice to the committee chairperson.

     To the extent practicable, information regarding matters to be considered at committee meetings shall be distributed to committee members a reasonable period of time before the meeting. Following a meeting the committee chairperson shall report to the Board on the committee's activities, and minutes of committee meetings shall be distributed to all directors for their information.

DIRECTOR ACCESS TO MANAGEMENT AND INDEPENDENT ADVISORS

     The Company shall provide each director with complete access to management and management information, subject to reasonable advance notice and reasonable efforts to avoid disruption to the business. The Board and, to the extent set forth in any applicable committee charter or resolution establishing such committee, Board committees have the right to consult and retain independent legal and other advisors at the expense of the Company. Management shall be responsive to requests for information from Board members. The Board encourages the Chairman of the Board and the Chief Executive Officer to invite members of management to make presentations at Board meetings in order to provide insights into the Company's business or to provide individuals with exposure to the Board for purposes of management development. Directors may suggest possible guests to the Chairman or the Chief Executive Officer.

DIRECTOR COMPENSATION

     From time to time the Board will review the form and amount of compensation, including cash, equity-based awards and other compensation, paid to directors and committee members. In this regard, the Board may request that management report to it periodically on the status of the Board's compensation in relation to other similarly situated companies. The Board continues to believe that an alignment of director interests with those of shareholders is important.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

     The Board, in consultation with management, will establish or direct management to establish an appropriate orientation program for newly elected directors either prior to or within a reasonable period of time after their nomination or election as a director. The orientation program may be of a formal or informal nature. The orientation program shall address the Company's strategic plans, significant risk exposures and compliance programs (including its Code of Business Conduct and Ethics) and may include presentations by management, the internal auditors and the independent accountants.

MANAGEMENT SUCCESSION

     The Board will, from time to time as it considers appropriate, conduct a review of the performance and compensation of the Chief Executive Officer.

     The Board will establish and review such formal or informal policies and procedures, consulting with the Chief Executive Officer and others as it determines to be appropriate, regarding succession planning for the office of Chief Executive Officer.

COMMUNICATIONS WITH PUBLIC AND OTHERS

     The Board believes that management speaks for the Company. Directors are expected to refrain from communicating with institutional investors, other stockholders, governmental or community officials, analysts or the press regarding the business of the Company.

RELIANCE ON MANAGEMENT AND OUTSIDE ADVICE

     In performing its functions, the Board and each Board committee is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

ANNUAL PERFORMANCE EVALUATION OF THE BOARD

     The Board will conduct a self-evaluation annually to determine whether it and its committees are functioning effectively. The Board will discuss the evaluation to determine what, if any, action could improve Board and committee performance. The Board, with the assistance of Company management, shall review these Guidelines on an annual basis to determinate whether any changes are appropriate.

                                                                      APPENDIX 2

                             CNA SURETY CORPORATION

                      CODE OF BUSINESS CONDUCT AND ETHICS

INTRODUCTION

     CNA Surety Corporation (the "Company" or "we") is committed to maintaining high standards for honest and ethical conduct in all of its business dealings. This Code of Business Conduct and Ethics (referred to as this "Code") covers a wide range of business practices and procedures. It does not cover every issue that may arise, but rather is intended to set out basic principles with which we expect you, our employees, officers and directors, to comply. Each of you is expected to conduct yourself in accordance with the policies set forth in this Code and seek to avoid even the appearance of improper behavior. All supervisory and management personnel, including all officers and directors of the Company, have a special responsibility to lead according to the standards in this Code. Our supervisory and management personnel are also expected to adhere to and promote our "open door" policy. This means that they are available to any of you who may have ethical concerns, questions or complaints.

APPLICABILITY

     As noted above, this Code covers all employees, officers and directors of the Company and its wholly-owned subsidiaries, including but not limited to all Senior Financial Officers and other personnel that deal with financial reporting and record-keeping. It is important to understand that this Code does not substitute for or replace in any way the document titled "Our Commitment to Professional Conduct" (the "Commitment") available in the Company's Employee Handbook and on the Company's intranet website, but rather supplements the guidance set out there. The Commitment continues to apply to all employees, officers and directors, as does this Code. The Company is confident that there are no inconsistencies between the principles explained in this Code and the more specific guidance of the Commitment. If anyone covered by either document believes there is inconsistency between them or is otherwise confused about how they relate to each other, please contact the Company's General Counsel at 312-822-3895, or contact the CNA Financial Corporation's ("CNAF") Senior Vice President-Internal Audit at 312-822-4580. (Pursuant to the approval and direction of the Company's Audit Committee which is comprised solely of independent directors, the Company currently outsources its internal audit function to CNAF.)

     The principles of conduct set out in this Code are binding upon covered persons regardless where their offices are located or their business activities occur. If any conflicts arise between those principles and laws, regulations or other governmental requirements applicable to covered persons, please contact the Company's General Counsel at 312-822-3895 for guidance.

COMPLYING WITH THE LAW IS REQUIRED

     Obeying the law, both in letter and in spirit, is the foundation on which this Company's ethical standards are built. You should respect and obey the laws, rules and regulations of the United States and the states, counties, cities and other jurisdictions in which we operate. Although not all of you are expected to know the details of these laws, it is important that you know enough to determine when to seek advice from your supervisors, managers or others. The Company's Law Department is available to all employees who have any questions about the details of laws and regulations applicable to them. If a law conflicts with a policy in this Code, the law takes precedence over this Code; however, if a local custom or policy conflicts with this Code, this Code takes precedence over it.

INSIDER TRADING IS PROHIBITED

     Legal compliance includes complying with the so-called "insider trading" prohibitions under the federal securities laws and regulations. The federal securities laws impose civil and criminal liability on anyone who buys, sells or otherwise trades in securities while in possession of material nonpublic information, commonly called "inside information," about the company that issued the securities. This applies equally to trading in securities of the Company and its subsidiaries and in the securities of other companies.

     Inside information may take many forms. Precisely what constitutes "material nonpublic" information in a particular situation may be difficult to determine in advance since it always depends on the particular facts and circumstances.

     You should take a broad view of "materiality" and consider information about an issuer of securities, whether positive or negative, to be material if either (i) there is a reasonable likelihood that it would be considered important to a prudent investor in making an investment decision about that company or (ii) the public disclosure of the information would be reasonably likely to impact the price of that company's securities. Some examples of information that very often is sensitive and likely to be material include financial results or forecasts, a significant regulatory action or litigation development, a possible merger, acquisition or divestiture, financial problems, a significant financing or capital transaction, a significant change in business strategy or product development, or a significant management change. These examples are only illustrative and are not intended be exhaustive.

     Information is considered "nonpublic" if it has not previously been disclosed to the investing public through a broadly disseminated release, such as a news release over the major business wire services or the radio, television or print media or inclusion in a document filed with the Securities and Exchange Commission (the "SEC").

     The potential for insider trading liability is wide. For example, you could be responsible for trades made by persons to whom you have disclosed inside information (a "tip"), whether or not you intended to, or did, realize any profit from the "tipping." The general rule and the Company's policy is that if you have material nonpublic information about the Company or another issuer of securities, you must abstain from trading in that company's securities and you may not disclose the inside information to others who might use it to trade or recommend that company's securities to others.

CONFLICTS OF INTEREST

     A "conflict of interest" occurs when your individual private interests interfere with the interests of the Company or even when they only appear to interfere or conflict. If you have a conflict of interest it may be difficult for you to perform or work objectively and effectively, or to exercise your sound business judgment on behalf of the Company. Conflicts of interest should be avoided.

     It may not always be clear whether a situation presents a conflict of interest or potential conflict of interest. For example, a conflict of interest can arise involving your family members or even your close friends. Examples of some potential conflicts of interest are:

     - Receipt of an improper personal benefit as a result of your position with the Company, whether that benefit is received from the Company or a third party, such as a competitor, customer or supplier.

     - Obtaining a loan, guarantee of obligations or other similar financial accommodation from the Company or from a third party, such as a competitor, customer or supplier.

     - Serving as an officer, employee or consultant, or otherwise having a material financial interest in a competitor, customer or supplier of the Company.

     If a situation arises which you believe could involve a conflict of interest, or even the appearance of a conflict of interest, on your part, you should report the matter to your manager or department head. If you are an executive officer of the Company, any potential conflict of interest must be reported to the Company's General Counsel.

CORPORATE OPPORTUNITIES BELONG TO THE COMPANY

     Employees, officers and directors have a duty to advance the Company's legitimate interests when the opportunity to do so arises. You are prohibited from taking for yourself personally opportunities that properly belong to the Company or its subsidiaries or which you discover through the use of corporate property, information or position. You are also prohibited from using corporate property, information or position for personal gain or competing with the Company or a subsidiary of the Company.

CONFIDENTIALITY MUST BE MAINTAINED

     You must maintain the confidentiality of confidential information entrusted to you by the Company or our subsidiaries, suppliers, customers and others with whom we conduct business. Furthermore, you may not use any such information for your own (or any third party's) profit or advantage. You may disclose confidential information when disclosure is authorized by the Law Department or required by laws, regulations or legal proceedings. Confidential information generally includes non-public information that might be useful to competitors or others, or harmful to the owner of the information if disclosed. Your obligation to preserve confidential information continues even after your employment ends. You should consult the Law Department if you believe you may have a legal obligation to disclose confidential information.

COMPETITORS AND OTHERS MUST BE DEALT WITH FAIRLY

     We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. We do not permit or condone improper taking or use of proprietary information of others, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies. You should endeavor to deal fairly with our customers, suppliers, competitors and employees and not attempt to take unfair advantage of anyone through manipulation, concealment, abuse of privileged or confidential information, misrepresentation or any other intentional unfair-dealing practice.

COMPANY ASSETS AND PROPERTY MUST BE PROTECTED AND USED PROPERLY

     You should endeavor to protect the assets and property of the Company and its subsidiaries and ensure their efficient use. Theft, carelessness and waste have a direct impact on profitability. You should immediately report any suspected incident of fraud or theft affecting the Company. You should not use Company assets for non-Company business, though incidental personal use is permitted. You may never use Company funds or property in furtherance of any unlawful purpose.

     Your obligation to protect the assets and property of the Company and its subsidiaries includes our proprietary information, including intellectual property, such as trade secrets, patents, trademarks and copyrights, and business, marketing and strategic plans, designs, databases, records, salary information and any unpublished financial data and reports. You may not use or distribute this information without proper authorization.

ACCURATE BOOKS AND RECORDS MUST BE MAINTAINED

     It is our policy to comply with the financial reporting and accounting regulations that apply to the Company. All of the Company's books, records, accounts and financial statements must be maintained in reasonable detail, must accurately and fairly represent the Company's transactions and must conform to legal requirements and our system of internal controls. You may not create or participate in the creation of records that are misleading or artificial. No unrecorded or "off the books" funds or assets are to be maintained except where a senior financial officer has determined that they are required or permitted under applicable laws and regulations.

     You should retain Company records in accordance with our record retention policies. In the event litigation or a governmental investigation is under way or threatened which may involve any records under your control, you should consult the Company's Law Department for guidance with regard to maintaining those records.

COMPLETE, ACCURATE AND TIMELY DISCLOSURE IS REQUIRED

     As a public company with shares traded on the New York Stock Exchange, the Company is required to make various disclosures to the public, including by filing regular reports with the SEC. The Company is committed to full compliance with these important obligations and we seek to provide full, fair, accurate, timely and understandable disclosure in our SEC filings, press releases and other public communications. To assist in this endeavor, the Company maintains disclosure controls and procedures, including internal financial controls, under which you may be requested to provide information or otherwise participate in the financial accounting and disclosure process. If you participate in this process, you have a responsibility to provide information and disclosures in a timely manner and to assure that information and disclosures you provide are complete, accurate and understandable. You may never make a materially false or misleading statement or withhold any material information or assist others in doing so.

IMPROPER PAYMENTS ARE PROHIBITED

     The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers, suppliers or others with whom we do business. You should never give, offer or accept a gift, entertainment or other item of value unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff and (5) does not violate any law or regulation. You should take particular care to avoid accepting any favor or anything of value which could reasonably be interpreted as influencing your judgment in performing your duties for the Company. In addition, there is a wide variety of federal, state, local and foreign laws governing the offering or making of gifts, payments, favors and other gratuities to a government official and you must comply with those laws. If you are uncertain about the propriety of any gift or payment, you should consult the Company's Law Department.

REPORTING PROCEDURES; COMPLIANCE WITH THIS CODE

     You are urged to promptly report illegal or unethical behavior, including financial misconduct and other violations of this Code. If you wish, your concerns or complaints will be kept confidential and your identity will be kept anonymous, though we may be required by law to reveal this information in some circumstances. The Company will not allow retaliation against you if you report misconduct by others as long as your report is made in good faith.

     The following are some guidelines you may follow in reporting violations of this Code or other misconduct, or if you are unsure about how to handle a situation:

     - You are encouraged as a first step to speak openly and freely to your manager, division head or department head;

     - If for any reason you are not comfortable approaching your supervisor, division head or department head or you are not satisfied that your complaint has been handled fairly or appropriately, then you can contact the Company's Vice President, Chief Human Resources Executive, at (312) 822-7517 (bawood@cnasurety.com) or the Company's Senior Vice President & General Counsel at (312) 822-3895 (etanenhaus@cnasurety.com); or

     - If your concerns or complaints relate to the Company's financial, accounting, internal controls or auditing activities, then --

      - you may raise them with the CNAF's Senior Vice President, Internal Audit at (312) 822-4580 (william.nachtsheim@cna.com); or

      - you may utilize the special Audit Committee procedures for complaints regarding accounting, internal accounting controls and auditing matters, which have been adopted by the Audit Committee of the Board for this purpose.

ACCOUNTABILITY FOR ADHERENCE TO THIS CODE

     As a condition of your employment with the Company, you accept the responsibility of complying with the policies set forth in this Code. If you violate any of these policies, you will be subject to disciplinary action, including suspension or termination of employment for cause, or other legal action if appropriate under the circumstances. This Code is not intended to and does not create a contract of employment between you and the Company, nor does it guarantee that your employment with the Company will continue as long as you comply with its policies.

AMENDMENT, MODIFICATION AND WAIVER OF THIS CODE

     Only the Board of Directors may amend or modify this Code. Only the Board or an authorized committee of the Board may waive the requirements of this Code for executive officers or directors. We will promptly disclose any such waivers to the extent required by applicable stock exchange rules or laws or regulations.

                                                                      APPENDIX 3

                             CNA SURETY CORPORATION

                            AUDIT COMMITTEE CHARTER
                 (AS AMENDED AND RESTATED ON FEBRUARY 17, 2004)

PURPOSE

     The Audit Committee's primary function is to assist the Board of Directors of CNA Surety Corporation (the "Company") with its responsibility of overseeing the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent accountants and the performance of the Company's internal audit staff and independent accountants. The Committee shall prepare the Audit Committee Report for the Company's annual proxy statement.

COMMITTEE MEMBERSHIP

     The Committee shall be comprised of three or more directors, as determined by the Board from time to time, except to the extent that temporary vacancies are created by the resignation or removal of a Committee member. The Board has authority to appoint the Committee members, who serve at the pleasure of the Board, and to designate the Committee Chairperson. Each member of the Committee must satisfy the independence, experience, financial expertise and other requirements of the New York Stock Exchange, Inc. (the "Exchange") and applicable laws and regulations. Committee members may not serve on the audit committees of more than two other public companies unless approved by the Board and such approval is disclosed in the Company's proxy statement. No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than (i) director's fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior services that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

MEETINGS

     The Committee shall meet as often as it determines to be appropriate, but not less frequently than quarterly. The Committee shall periodically meet separately with management, the internal auditors and the independent accountants. The Committee shall also meet periodically in executive sessions without Company management present. The Committee may request any employee or officer of the Company or its outside counsel or independent accountants to attend a meeting or to meet with the Committee or its advisors. The Committee may fix its own rules of procedure, subject to the requirements of this Charter, Exchange rules and applicable laws and regulations.

AUTHORITY AND RESPONSIBILITIES

     Company management is responsible for preparing financial statements. The Committee's primary responsibility is oversight. To carry out this responsibility, the Committee shall undertake the common recurring activities described below, but may diverge from this list as appropriate under the circumstances. The Committee may form and delegate authority to sub-committees consisting of one or more members when appropriate.

     1. Oversight of the Independent Accountants.  The Committee shall:

          (a) have sole authority to directly appoint, retain, compensate, evaluate and terminate the Company's independent accountants and to approve all engagement fees and terms, including mandatory pre-approval of all engagements of the independent accountants in accordance with policies and procedures adopted by the Committee from time to time or as required by Exchange rules or applicable laws or regulations;

          (b) oversee the work of the independent accountants, including resolution of disagreements between management and the independent accountants regarding financial reporting, and the independent accountants shall report directly to the Committee;

          (c) at least annually, review reports from the independent accountants regarding their internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review or any regulatory or professional inquiry within the preceding five years, and all relationships between the independent accountants and the Company;

          (d) annually evaluate the qualifications, performance and independence of the independent accountants and the lead partner, taking into account the opinions of management and the internal auditors, and present its conclusions to the Board;

          (e) annually seek assurances that partners of the independent accountants who are directly involved in the audit are rotated as required by regulations or Exchange rules and that no partner earns or receives compensation based on the performance of any services for the Company other than audit, review or attest services;

          (f) consider annually whether, in order to assure continuing auditor independence, the Company should rotate its independent accounting firm on a regular basis;

          (g) set policies for the Company's hiring of current or former employees of the independent accountants;

          (h) instruct the independent accountants that such firm is ultimately accountable to the Board of Directors of the Company and the Committee, as representatives of the shareholders;

          (i) instruct the independent accountants to submit to the Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent accountants to the Company and each of its subsidiaries:
     (i) the audit of the Company's annual financial statements and the reviews of its quarterly financial statements, or services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent accountants, in the aggregate and by each service; and

          (j) obtain from the independent accountants assurance that each audit is conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth certain procedures to be followed in any audit of financial statements required under that Act.

     2. Oversight of Financial Reporting and Controls.  The Committee shall:

          (a) meet with the independent accountants prior to any audit to discuss the planning and staffing of the audit;

          (b) review and discuss with management and the independent accountants the annual audited financial statements and quarterly financial statements to be included in the Company's reports filed with the Securities and Exchange Commission ("SEC"), including Management's Discussion and Analysis of Financial Condition and Results of Operations;

          (c) review and discuss the following with management and the independent accountants, in connection with the Committee's review of the Company's annual financial statements and, as appropriate, quarterly financial statements and related disclosures, earnings press releases:

           - critical accounting policies and financial statement presentation, including key accounting decisions and judgments, significant changes in the selection or application of accounting principles, the rationale for such choices and the alternatives available under generally accepted accounting principles ("GAAP");

           - material written communications between the independent accountants and management, including any "management" or "internal control" letter issued or proposed to be issued by the independent accountants and management's responses;

           - any problems encountered in the audit or review of the financial statements, including any disagreements between management and the independent accountants or limitations on the activities of the independent accountants, and management's responses;

           - the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

           - any accounting adjustments that were noted or proposed by the independent accountants but were "passed" (as immaterial or otherwise);

           - communications between the audit team and the independent accountants' national office respecting auditing or accounting issues presented by the engagement;

           - the certifications made by the principal executive officer and principal financial officer with respect to the Company's periodic reports filed with the SEC;

           - management's report on internal control over financial reporting and the independent accountants' related attestation report and any material changes in the Company's internal control over financial reporting;

           - any change in the provision of internal audit services; and

           - major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies;

          (d) review the type and presentation of information to be included in earnings press releases (particularly any "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance which management may provide to analysts and rating agencies; provided, however, that such review need not take place in advance of each earnings release or each instance in which guidance may be provided;

          (e) annually review and discuss with the independent accountants and management the provision of internal audit services to the Company (either internal or outsourced) and the internal audit function audit plan, responsibilities, budget and staffing;

          (f) establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

          (g) advise management, purveyor of internal audit services and the independent accountants that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices;

          (h) consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Committee by the independent auditors required by or referred to in Statement of Accounting Standards 61; and

          (i) inquire of the Company's Chief Executive Officer and Chief Financial Officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data, any material weakness in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

     3. Compliance with Legal and Regulatory Requirements. The Committee shall periodically discuss with the Company's General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the Company's business, financial statements or compliance policies including material notices to or inquiries received from governmental agencies.

     4. Additional Responsibilities of the Committee. The Committee shall make regular reports to the Board. The Committee shall annually review and evaluate the Committee's own performance and review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

     5. Additional Powers of the Committee. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other experts to advise the Committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Committee shall be provided with the funding and other resources required to discharge its duties and responsibilities, including payment of reasonable compensation to the independent accountants and to any advisors employed by the Committee.

     6. Delegation to Subcommittee. The Committee may in its discretion delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may also, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors as permitted by applicable law and regulation, provided that any such approvals are presented to the Committee for review at its next scheduled meeting.

LIMITATIONS OF THE COMMITTEE'S ROLE

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or determine that the Company's financial statements and disclosures are complete or accurate or in accordance with GAAP or applicable laws or regulations. The Committee's job is one of review and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent accountants are responsible for auditing or reviewing those financial statements, as applicable. The Committee recognizes that management and the independent accountants have more time, knowledge and detailed information concerning the Company than do Committee members. Consequently, in performing its functions, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent accountants' work.

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
                                                            DETACH HERE                                                        ZCNU2


                                                               PROXY

                                                       CNA SURETY CORPORATION

                                                             CNA PLAZA
                                                           333 S. WABASH
                                                      CHICAGO, ILLINOIS 60685
                                                           (312) 822-5000
                                              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                                          ON MAY 11, 2004



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CNA Surety Corporation (the "Company") will be held at CNA
Plaza, 13 South, 333 S. Wabash, Chicago, IL 60685 on Tuesday, May 11, 2004, at 9:00 a.m. CDT.

     The Board of Directors has fixed the close of business on March 1, 2004, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.  You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to fill in, date, sign and return the enclosed proxy at your earliest convenience in the enclosed envelope.

-----------                                                                                                              -----------
SEE REVERSE                                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE                                  SEE REVERSE
   SIDE                                                                                                                     SIDE
-----------                                                                                                              -----------

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
CNA SURETY CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694



                                   -----------------------------------------------------------

                                                        THIS IS YOUR PROXY.
                                                      YOUR VOTE IS IMPORTANT.

                                   REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING
                                   OF SHAREHOLDERS, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED
                                   AT THE MEETING BY PROMPTLY RETURNING YOUR PROXY (ATTACHED
                                   BELOW) IN THE ENCLOSED ENVELOPE. THANK YOU FOR YOUR
                                   ATTENTION TO THIS IMPORTANT MATTER.

                                   -----------------------------------------------------------


                                                            DETACH HERE                                                       ZCNUC1


[X] PLEASE MARK
    VOTES AS IN                                                                                                                  CNU
    THIS EXAMPLE.


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC DIRECTIONS BELOW. IF THE PROXY IS SIGNED AND RETURNED WITHOUT SUCH
DIRECTIONS, IT WILL BE VOTED FOR ALL PROPOSALS.

                                                                                                           FOR     AGAINST   ABSTAIN

1.  Election of Directors.                        2. To ratify the Board of Directors' appointment of the  [ ]       [ ]       [ ]
                                                     Company's independent auditors, Deloitte & Touche LLP
    Nominees: (01) Phillip H. Britt,                 for fiscal year 2004.
    (02) Roy E. Posner, (03) Adrian M. Tocklin,
    (04) James R. Lewis, (05) Ken Miller,
    (06) Thomas Pontarelli, (07) John F. Welch.

           FOR       [ ]    [ ]   WITHHELD        3. To transact such other business as may properly come before the meeting or any
           ALL                    FROM ALL           adjournment thereof.
         NOMINEES                 NOMINEES


    [ ]
       ----------------------------------------
       For all nominees except as written above

                                                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                 [ ]


                                                  IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN
                                                  THE POSTPAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE
                                                  METING. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN
                                                  THOUGH YOU HAVE SENT IN YOUR PROXY.

                                                  Please sign exactly as name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing. Joint owners should each sign.



Signature:                             Date:                        Signature:                                 Date:
          ----------------------------       ---------------                   -------------------------------       ---------------
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